LEHMAN BROTHERS
[$128,282,000]
LXS 2006-10N
POOL 2 SENIOR TERM SHEET
AURORA LOAN SERVICES LLC, MASTER SERVICER
TBD, TRUSTEE
Class	Approximate Size ($) (1)	Initial Coupon(2)	Estimated Targeted WALs(3)	Credit Support (%)(4)	Final Scheduled Distribution Date	Expected Ratings S&P/Moody’s
2-A1(5)	$[128,282,000]	1-month LIBOR + []%	[0.95]	[5.90%]	[5/25/2036](7)	[AAA/Aaa]
2-A2(5)(6)	$[170,000,000]	1-month LIBOR + []%	[1.85]	[5.90%]	[5/25/2036](7)	[AAA/Aaa]
2-Subs(5)(6)	N/A	1-month LIBOR + []%	N/A	N/A	N/A	[TBD]

(1)	Sizes are approximate and are subject to a +/- 10% variance.

(2)
The Class 2-A1 and Class 2-A2 (the “Class A Certificates”) and the Pool 2 Subordinate Certificates (the “Subordinate Certificates”) will accrue interest at a rate of an One Month LIBOR plus a specified spread subject to the Pool 2 Net Funds Cap. The spread on the Class A Certificates will increase to 2.0 times the stated spread and the spread on the Subordinate Certificates will increase to 1.5 times the stated spread for such class on each Distribution Date occurring after the date on which the 10% Optional Termination may be exercised. One Month LIBOR for the first accrual period will be determined two business days prior to the Closing Date.

(3)	These are estimated weighted-average lives (“WALs “) run to 100% PPC and subject to variance. Assumes bonds pay on the 25th of every month beginning in July 2006.

(4)
The Class A and Subordinate Certificates will have the benefit of credit support provided by (i) excess interest, (ii) overcollateralization and (iii) subordination. The credit support is indicative and subject to change.

(5)
When losses are such that overcollateralization and the aggregate balance of the Subordinate Certificates with a “2-” in their class designation are reduced to zero, losses will be allocated to the Pool 2 (“2-”) Senior Certificates concurrently to the Class 2-A1 Certificates and Class 2-A2 Certificates, until each of their respective balances are reduced to zero.

(6)	The Class 2-A2 and Pool 2 Subordinate Certificates are not offered hereby.

(7)	The Pool 2 legal final maturity date (the “Final Scheduled Distribution Date”) was determined by adding thirty-years to the first Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.
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LEHMAN BROTHERS

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated May 5, 2006 and the prospectus dated April 3, 2006 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class 2-A1 and Class 2-A2 Certificates and the Pool 2 Subordinate Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated May 5, 2006 and the prospectus dated April 3, 2006 which is conveyed with this document.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

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LEHMAN BROTHERS

Transaction Summary

•	The issuer will be Lehman XS Trust, Series 2006-10N and the transaction will be found on Bloomberg under the symbol “LXS”.

•
The mortgage loans to be included in Pool 2 of the trust fund will be comprised entirely of 30 year conventional negative amortization Option ARMs that are indexed to either (i) the LAMA index which is the 12-month moving average of 1-month LIBOR and (ii) 1-month LIBOR, all of which are secured by first liens on one- to four-family residential properties.

•	Distributions of interest and principal on the Senior and Subordinate Certificates identified with a “2-” in their class designation will be based on collections from the Pool 2 mortgage loans.

•
No Cross-Collateralization: There will be another pool in the trust fund; however, there will be no cross- collateralization between the pools. If the Senior Certificates relating to one Mortgage Pool have been retired, then principal payments on the mortgage loans in that Mortgage Pool will not be distributed to the remaining Senior Certificates relating to the other Mortgage Pool.

•
10% Optional Termination - Pool specific: The mortgage loans for Pool 2 may be called by ALS on any Distribution Date after the aggregate outstanding mortgage balance of the mortgage loans is less than 10% of the Cut-Off Date balance for Pool 2.

Offered Certificates

•
The Class 2-A1 Certificates are actual/360, 1-month LIBOR floating rate Certificates (the “Offered Certificates”) and will be subject to the Pool 2 Net Funds Cap. On the Closing Date, which is expected to be June 30, 2006, the Offered Certificates will settle with 5-days of accrued interest.

•
The Pool 2 Net Funds Cap is generally based on the weighted average interest rates of the Pool 2 mortgage loans net of certain fees. A variety of factors could limit the interest rates and thereby adversely affect the yield to maturity on the Offered Certificates.

•
The rights of the holders of the Pool 2 Subordinate Certificates to receive distributions of interest and principal will be subordinate to the rights of the holders of the Class 2-A1 and Class 2-A2 Certificates (the “Pool 2 Senior Certificates”), as described herein.

Non-Offered Certificates

•	The Class 2-A2 and Pool 2 Subordinate Certificates.

•
The Class 2-X and Class R Certificates are residual classes. The Class 2-X Certificates will be entitled to releases of excess interest, as described under “Interest Payment Priority” from mortgage pool 2 and the Class R Certificates are REMIC tax residuals.

•	The Class 2-P Certificates are entitled to all prepayment penalty distributions from mortgage Pool 2.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

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LEHMAN BROTHERS

Credit Enhancement

•
Credit enhancement for the benefit of the Certificateholders will be provided by (1) Excess Interest, (2) Overcollateralization, (3) Subordination and (4) loss allocation, in each case based on the priorities of such respective mortgage pool.

•
Realized Losses on the loans in the mortgage pool in excess of available Overcollateralization and Excess Interest will have the effect of reducing amounts distributable in respect of the applicable Subordinate Certificates in reverse order of seniority before reducing amounts distributable in respect of the Class A Certificates. There will be no cross-collateralization between mortgage Pool 1 or Pool 2.

Collateral Highlights

•	The Pool 2 mortgage loans were originated by Bank of America (91.28%) and Countrywide (8.72%).

•	After the teaser period of the Option ARMs, the interest rates on the mortgage loans may adjust monthly but their monthly payments adjust annually and are not subject to periodic caps.

•	All of the Pool 2 Option ARMs will have a first payment change date which will be the first day of the month on which the thirteenth monthly payment is due and every twelve months thereafter.

•	On each Option ARM payment change date, the payment changes to the fully amortizing amount of the current interest rate, principal balance, and remaining term, subject to the payment cap.

•
For each of the Option ARMs, on each payment change date (with the exception of each fifth payment change date, the final payment change date and any payment date in which the Maximum Negative Amortization Limit has been reached), any increase in the monthly payment shall be limited to an amount no more than 7.50% of the payment amount (P&I) for the previous period. After the initial recast period of five years, the mortgage is recast every five years without provision for the payment cap.

•
The required payment for each of the Option ARMs, may also be less than the accrued interest for such mortgage loan which, under this instance, negative amortization would occur. In order to keep borrowers informed of how interest rate changes could affect their normal amortization schedule each month, the borrower is provided three Payment Options that are greater than the required minimum monthly payment as follows: (1) the amount that would cover the interest accrual for the month (the interest-only amount); (2) the amount that would amortize the mortgage loan fully at the original maturity date (the thirty year fully amortizing amount); and (3) the amount that would amortize the mortgage loan to a fifteen year maturity date (the fifteen year fully amortizing amount).

•
To the extent that the amount of interest calculated is limited by the application of the applicable Net Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of the Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the respective Net Funds Cap).

Negative Amortization

•
Since the Option ARMs are subject to Negative Amortization, the Certificates are subject to increases in their principal balances. However, the amount of negative amortization that occurs in each period with respect to the mortgage pool may be offset by principal prepayments.

•
Any negative amortization that is not offset by principal prepayments of the respective mortgage pool (“Net Deferred Interest”) will be allocated to all of the Certificates of a given Pool, pro rata, according to their respective principal amount, in reduction of the interest distributable to such Class for such Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

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LEHMAN BROTHERS

Structure

Principal

•
The Pool 2 Subordinate Certificates will be locked-out from distributions of principal until the later of (a) the 37th Distribution Date or (b) until the Pool 2 Senior Enhancement Percentage is greater than, for each Distribution Date before July 2012, [14.75]%, and each Distribution Date thereafter, [11.80]% (the “Stepdown Date”).

•
On or after the stepdown date, provided a Trigger Event is not in effect, Pool 2 principal will be distributed to the related Class A Certificates until the applicable targeted enhancement percentage has been reached. Once the applicable targeted enhancement percentage has been reached, all principal will then be allocated sequentially to the Pool 2 Subordinate Certificates so that the credit enhancement behind each class equals the respective enhancement percentage for such class.

Interest

•	The Class 2-A1 and Class 2-A2 and the Pool 2 Subordinate Certificates will accrue interest at the rate of the applicable index plus a specified margin, subject to the Pool 2 Net Funds Cap.
•
The margin on the Class 2-A1 and Class 2-A2 Certificates will increase to 2.0 times, and the margin on the Pool 2 Subordinate Certificates will increase 1.5 times, the stated margin for such classes on each Distribution Date occurring after the date on which the 10% Optional Termination may be exercised.

•
Basis risk shortfalls will be paid on future Distribution Dates with interest on unpaid interest, to the extent of funds available, after all current interest has been paid on each class of certificates.

Subordination of Certificates
Priority of Payment

On or after the Stepdown Date (provided a Trigger Event is NOT in effect) O/C will step-down (i) prior to the Distribution Date in July 2012, two and one-half times (i.e.: 2.5x) the Target O/C percentage, and (ii) on or after the Distribution Date in July 2012, two times (i.e.: 2.0x) the Target O/C percentage, in each case, based on the current principal balance of the Mortgage Loans in Pool 2, subject to an O/C floor of [0.50]% of the Cut-off Date collateral balance.

Order of Loss Allocation

When realized losses in Pool 2 are such that the Pool 2 Overcollateralization Amount and the aggregate class certificate balance of the Pool 2 Subordinate Certificates is reduced to zero, realized losses will be allocated to the Pool 2 Senior Certificates in the following manner:

Concurrently to the Class 2-A1 Certificates and the Class 2-A2 Certificates, until each of their balance is reduced to zero

Class 2-A1 & Class 2-A2 Initial Enhancement Pct. ([5.90%])
Pool 2 Subordinates Initial Enhancement Pct. ([0.50]%)

Overcollateralization Initial upfront ([0.00]%) Target ([0.50]%)

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

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LEHMAN BROTHERS

Summary of Terms

Cut-off Date:	June 1, 2006

Statistical Cut-off Date:	June 1, 2006

Settlement Date:	June 30, 2006

Distribution Date:	25th of each month, commencing in July 2006

Issuer:	Lehman XS Trust (“LXS”), Series 2006-10N

Trustee:	TBD

Pricing Speed:
100% PPC, where individual pricing ramps are applied to collateral based on penalty term and rate type. The approximate weighted average pricing speed is initially 10% CPR, ramping up to 45% CPR in month 13. This curve is based on individual underlying prepayment curves, and is subject to change based on final collateral composition.

Master Servicer:	Aurora Loan Services LLC (“ALS”)

Pool 2 Certificates:	“Senior Certificates”: Class 2-A1 and Class 2-A2 Certificates

“Subordinate Certificates”: Class 2-M Certificates (“Pool 2 Subordinates”)

“Certificates”: Senior, Subordinate, Class 2-X, Class 2-P and Class R Certificates

Master Servicer Fee:
The Master Servicer will be paid a monthly fee (the ‘‘Master Servicing Fee’’) equal to the investment earnings derived from principal and interest collections received on the Pool 2 mortgage loans on deposit in the Collection Account, established by the Master Servicer, and invested in certain eligible investments prior to their remittance to the Trustee on the Deposit Date.

Day Count:	Actual/360 for the Senior and Subordinate Certificates

Accrual Period:
The “Accrual Period” applicable to the Senior Certificates and the Subordinate Certificates, with respect to each Distribution Date will be the period beginning on the immediately preceding Distribution Date (or in the case of the first Distribution Date, June 25, 2006) and ending on the day immediately preceding the related Distribution Date.

Accrued Interest:	All Certificates settle with 5 days of accrued interest.

Settlement:	The Senior and Subordinate Certificates will settle with accrued interest.

Delay Days:	Zero Delay for the Senior and Subordinate Certificates.

Collection Period:
The “Collection Period” with respect to any Distribution Date is the one month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs (i.e.: 2nd day of prior month through 1st day of month of such distribution).

Registration:	All the Senior and Subordinate Certificates are book-entry form through DTC.

Minimum Denomination:	Minimum $[25,000]; increments $[1] in excess thereof for the Senior Certificate, $[100,000] with increments of $[1] in excess thereof for the Subordinate Certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

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LEHMAN BROTHERS

Summary of Terms (Continued)

* * * * * * * * * * * * * * * * * * * * * *

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (a) avoiding penalties under the Internal Revenue Code or (b) promoting, marketing or recommending to another party any transaction or matter addressed herein.

* * * * * * * * * * * * * * * * * * * * * *

Tax Status:	REMIC for Federal income tax purposes.

SMMEA Eligibility:	The Offered Certificates will be SMMEA eligible.

ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible.

Trigger Event:	A “Trigger Event” will be in effect for the Certificates with respect to any Distribution Date if either a Delinquency Event or a Cumulative Loss Trigger Event is in effect for such Distribution Date.

Delinquency Event:
A “Delinquency Event” will be in effect for the Certificates with respect to any Distribution Date if the Rolling Three Month Delinquency Rate for the mortgage loans, in the aggregate, as of the last day of the immediately preceding month equals or exceeds, if such Distribution Date is before July 2012, TBD%, and thereafter TBD%, of the Senior Enhancement Percentage for such Distribution Date.

Rolling Three Month
Delinquency Rate:
The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Delinquency Rate:
The “Delinquency Rate” for any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Pool 2 mortgage loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the principal balance of the Pool 2 mortgage loans as of the close of business on the last day of such month.

Basis Risk Shortfall:
To the extent that the coupons on the Senior and the Subordinate Certificates are limited by the Pool 2 Net Funds Cap, that class will have a “Basis Risk Shortfall” and will be entitled to such amount. If such amounts are not paid back in the period in which they occur, interest will accrue on the balance of the Basis Risk Shortfall at the coupon for such class, calculated without respect to the Pool 2 Net Funds Cap.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

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LEHMAN BROTHERS

Summary of Terms (Continued)

Cumulative Loss
Trigger Event:
A “Cumulative Loss Trigger Event” will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Pool 2 mortgage loans from the Cut-off Date through the last day of the related Collection Period by (y) the Pool 2 Cut-off Date Principal Balance, exceeds the applicable percentages described below with respect to such Distribution Date:

Month	Distribution Date	Loss Percentage
37-48	July 2009 thru June 2010	TBD% for the 1st month + 1/12th of TBD% for each month thereafter
49-60	July 2010 thru June 2011	TBD% for the 1st month + 1/12th of TBD% for each month thereafter
61-72	July 2011 thru June 2012	TBD% for the 1st month + 1/12th of TBD% for each month thereafter
73-84	July 2012 thru June 2013	TBD% for the 1st month + 1/12th of TBD% for each month thereafter
85-96	July 2013 and thereafter	TBD%

Targeted Percentages:
After the Stepdown Date and if a Trigger Event is not in effect, the Certificates should be paid down so that their balances conform to the following percentages of the ending collateral balance for Pool 2 for each Distribution Date:

Class	Target Percent
	Pre 7/2012	7/2012 and thereafter
A	[85.25]%	[88.20]%
2-M	[98.75]%	[99.00]%

Prior to the Stepdown Date or when a Trigger Event is in effect, the Pool 2 classes will be paid down sequentially until the aggregate Pool 2 certificate principal balance equals the target amount for pool 2.

Pool 2 Net Funds Cap:
The “Pool 2 Net Funds Cap” with respect to each Distribution Date will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the interest remittance amount for such Distribution Date for mortgage Pool 2 over any expenses of the trust associate with Pool 2 and (2) 12, and the denominator of which is the balance of the Pool 2 mortgage loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Current Interest:
For any class of Offered Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable interest rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Distribution Date.

Negative Amortization:	The excess, if any, of interest due on any Mortgage Loan in Pool 2 over the monthly payment for such Mortgage Loan.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.
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LEHMAN BROTHERS

Summary of Terms (Continued)

Carryforward Interest:
For any class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate. Carryforward Interest shall not include amounts attributable to an allocation of Deferred Interest.

Deferred Interest:	Any interest shortfall resulting from Net Negative Amortization.

Net Negative Amortization:
For any Distribution Date, the excess, if any, of (i) the Negative Amortization with respect to all mortgage loans for the calendar month prior to that Distribution Date, over (ii) the aggregate amount of prepayments in full and partial prepayments received with respect to all mortgage loans during the related Prepayment Period.

Prepayment Period:	For each Distribution Date and for a prepayment in part or in full, the calendar month immediately preceding the month in which such Distribution Date occurs.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

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LEHMAN BROTHERS

Summary of Terms (Continued)

Interest Payment Priority:	On each Distribution Date, the Pool 2 interest remittance amount for such Distribution Date will be distributed concurrently as follows:

On Each Distribution Date, the interest remittance amount for such date will be distributed in the following order of priority:

1.	to pay the any fees of the Issuing Entity related to Pool 2;
2.
to pay Current Interest and Carryforward Interest to the Pool 2 Senior Certificates, pro-rata; provided, however, any interest shortfall resulting form Deferred Interest on the mortgage loans will be allocated to the Pool 2 Senior Certificates, as described herein;

3.
to pay Current Interest and Carryforward Interest to the Pool 2 Subordinate Certificates, sequentially; provided, however, any interest shortfall resulting form Deferred Interest on the mortgage loans will be allocated to the Pool 2 Subordinate Certificates, as described herein;

4.	to pay to the Issuing Entity, previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Pooling and Servicing Agreement;
5.	Any interest remaining will be deemed “Excess Interest” for such Distribution Date. “Excess Interest” will be distributed as principal in the following order of priority:
(i) prior to the Stepdown Date or on any Distribution Date for which a Trigger Event is in effect, sequentially as follows:
(a)	to the Pool 2 Senior Certificates, as described under “Principal Payment Priority”, until reduced to zero;
(b)	sequentially to the Pool 2 Subordinate Certificates, until reduced to zero to build and maintain the O/C Target;
(ii) on or after the Stepdown Date and on any Distribution Date for which a Trigger Event is not in effect, to the Pool 2 Senior Certificates, as described under “Principal Payment Priority” and then sequentially to the Pool 2 Subordinate Certificates to each class’s respective targeted balance;
6.	to pay concurrently to the Pool 2 Senior Certificates, in proportion to their respective Deferred Amounts, any Deferred Amounts on such class for such Distribution Date;
7.	to pay sequentially to the Pool 2 Subordinate Certificates, any Deferred Amounts on such class for such Distribution Date;
8.	to pay to the Pool 2 Senior Certificates,, in proportion to their respective shortfall amounts, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent of Excess Interest;
9.	to pay sequentially to the Pool 2 Subordinate Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent of Excess Interest;
10.	to pay any remaining amounts to the holder of the Class 2-X Certificates, to the extent of Excess Interest;

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

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LEHMAN BROTHERS

Summary of Terms (Continued)

Principal Payment Priority:

On each Distribution Date, principal will be paid in the following order of priority until the aggregate class certificate balance of the Certificates equals the aggregate pool balance of the Mortgage Loans in Pool 2 minus the Pool 2 Overcollateralization Target Amount for the Distribution Date:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect:

1)	Sequentially to the Pool 2 Senior Certificates as follows:

i.	To the Class 2-A2 Certificates, the lesser of (x) 4,000,000 and (y) the senior principal distribution amount for Pool 2 for such Distribution Date, until its principal balance is reduced to zero;

ii.	To the Class 2-A1 Certificates until its principal balance is reduced to zero; and

iii.	To the Class 2-A2 Certificates, until its principal balance is reduced to zero.

2)	Any remaining principal will be paid to the Pool 2 Subordinate Certificates, sequentially, until their respective principal balances have been reduced to zero.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect:

1)
All principal will be paid to the Pool 2 Senior Certificates in accordance with the priority in clause I, until each such class has been reduced to zero, provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Pool 2 Senior Target Amount in the aggregate on such Distribution Date; and

2)
All remaining principal will be allocated to the Pool 2 Subordinate Certificates, sequentially, until the principal balance of each of the Pool 2 Subordinate Certificates, after giving effect to distributions on that Distribution Date, equals the respective Targeted Percentage of the ending principal balance of the mortgage loans in Pool 2 for that Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

11

LEHMAN BROTHERS

Summary of Terms (Continued)

Deferred Amount:
For any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class, and in the case of the Pool 2 Senior Certificates, together with interest thereon at the applicable interest rate.

Realized Loss:
With respect to a Distribution Date and any defaulted Mortgage Loan in Pool 2, the excess of the principal balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

Applied Realized Loss Amount:	Any Realized Loss that has been applied to a related Certificate.

Pool 2 Senior Enhancement Percentage:
With respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of (1) the numerator of which is sum of the aggregate Class Certificate Balance of the Pool 2 Subordinated Certificates and the Overcollateralization Amount for Pool 2 (which, for purposes of this definition only, shall not be less than zero) and (2) the denominator of which is the principal balance of the mortgage loans in Pool 2 for the preceding Distribution Date, in each case after giving effect to distributions on that Distribution Date.

Pool 2 Senior Target Amount:
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in July 2012, approximately [85.25]%; and (ii) thereafter, approximately [88.20]% and (2) the principal balance of the mortgage loans in Pool 2 for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the principal balance of the mortgage loans in Pool 2 for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the Overcollateralization Floor.

Pool 2 Overcollateralization Floor:	An amount equal to [0.50]% of the Cut-off Date Pool Principal Balance of the mortgage loans.

Pool 2 Overcollateralization Target Amount:
With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to approximately [0.50]% of the principal balance of the mortgage loans in Pool 2 as of the Cut-off Date and (b) on or after the Stepdown Date, the greater of (1) the lesser of (x) [0.50]% of the principal balance of the mortgage loans in Pool 2 as of the Cut-off Date and (y) the product of (i) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in July 2012, [1.25]% and thereafter, [1.00]% and (ii) of the principal balance of the mortgage loans in Pool 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period from Pool 2) and (2) the Pool 2 Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Pool 2 Overcollateralization Target Amount will be the Pool 2 Overcollateralization Target Amount as in effect for the prior Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.
12

LEHMAN BROTHERS

Summary of Terms (Continued)

Pool 2 Overcollateralization Amount:
For any Distribution Date is the amount, if any, by which (x) the principal balance of the mortgage loans in Pool 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period from Pool 2) exceeds (y) the aggregate principal balances of the Certificates related to Pool 2 (after giving effect to distributions on that Distribution Date).

Subsequent Recoveries:
Any unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan in Pool 2 that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Transaction Contacts

MBS Trading and Structuring	Brendan Garvey	(212) 526-8320
	Tim Dooley	(212) 526-8320
	Jaime Arouh	(212) 526-8320

MBS Banking	Michael Hitzmann	(212) 526-5806
	Nick Stimola	(212) 526-0212
	Roderick Eschert	(212) 526-6603

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

13

LEHMAN BROTHERS

Collateral Summary

LXS 2006-10N- Group 2 Collateral Summary as of Statistical Cut-off Date

Total Number of Loans	$ 315,308,872.69	Occupancy Status
Total Outstanding Loan Balance	838	Primary Home	73.37%
Average Loan Principal Balance	$376,263.57	Investment	18.70%
Prepayment Penalty	8.63%	Second Home	7.93%
Weighted Average Coupon	6.802%
Weighted Average Original Rate	1.618%
Weighted Average Margin	2.736%	Geographic Distribution
Weighted Average Net Maximum Rate	9.791%	(Other states account individually for less than
Weighted Average Original Term (mo.)	360	4% of the Cut-off Date principal balance.)
Weighted Average Remaining Term (mo.)*	356	CA	54.01%
Weighted Average Loan Age (mo.)*	4	FL	17.30%
Current LTV >80 and MI	30.21%	IL	5.31%
Weighted Average Current LTV	71.83%
Non-Zero Weighted Average FICO	739
Payment Cap for Option ARMs	7.50%	Initial and Subsequent Caps	None
Original Months to Recast (mo.)	60

Index	1-Month LIBOR (8.72%)
	LAMA (91.28%)	Lien Position
		First	100.00%
*Calculated using the Cut-off Date of June 1, 2006.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

14

LEHMAN BROTHERS
[$170,000,000]
LXS 2006-10N
POOL 2 SENIOR TERM SHEET
AURORA LOAN SERVICES LLC, MASTER SERVICER
TBD, TRUSTEE
Class	Approximate Size ($) (1)	Initial Coupon(2)	Estimated Targeted WALs(3)	Credit Support (%)(4)	Final Scheduled Distribution Date	Expected Ratings S&P/Moody’s
2-A1(5) (6)	$[128,282,000]	1-month LIBOR + []%	N/A	N/A	[5/25/2036](7)	[AAA/Aaa]
2-A2(5)	$[170,000,000]	1-month LIBOR + []%	N/A	[5.90%]	[5/25/2036](7)	[AAA/Aaa]
2-Subs(5)(6)	N/A	1-month LIBOR + []%	N/A	N/A	N/A	[TBD]

(1)	Sizes are approximate and are subject to a +/- 10% variance.

(2)
The Class 2-A1 and Class 2-A2 (the “Class A Certificates”) and the Pool 2 Subordinate Certificates (the “Subordinate Certificates”) will accrue interest at a rate of an One Month LIBOR plus a specified spread subject to the Pool 2 Net Funds Cap. The spread on the Class A Certificates will increase to 2.0 times the stated spread and the spread on the Subordinate Certificates will increase to 1.5 times the stated spread for such class on each Distribution Date occurring after the date on which the 10% Optional Termination may be exercised. One Month LIBOR for the first accrual period will be determined two business days prior to the Closing Date.

(3)	These are estimated weighted-average lives (“WALs “) run to 100% PPC and subject to variance. Assumes bonds pay on the 25th of every month beginning in July 2006.

(4)
The Class A and Subordinate Certificates will have the benefit of credit support provided by (i) excess interest, (ii) overcollateralization and (iii) subordination. The credit support is indicative and subject to change.

(5)
When losses are such that overcollateralization and the aggregate balance of the Subordinate Certificates with a “2-” in their class designation are reduced to zero, losses will be allocated to the Pool 2 (“2-”) Senior Certificates concurrently to the Class 2-A1 Certificates and Class 2-A2 Certificates, until each of their respective balances are reduced to zero.

(6)	The Class 2-A1 and Pool 2 Subordinate Certificates are not offered hereby.

(7)	The Pool 2 legal final maturity date (the “Final Scheduled Distribution Date”) was determined by adding thirty-years to the first Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated May 5, 2006 and the prospectus dated April 3, 2006 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class 2-A1 and Class 2-A2 Certificates and the Pool 2 Subordinate Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated May 5, 2006 and the prospectus dated April 3, 2006 which is conveyed with this document.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Transaction Summary

•	The issuer will be Lehman XS Trust, Series 2006-10N and the transaction will be found on Bloomberg under the symbol “LXS”.

•
The mortgage loans to be included in Pool 2 of the trust fund will be comprised entirely of 30 year conventional negative amortization Option ARMs that are indexed to either (i) the LAMA index which is the 12-month moving average of 1-month LIBOR and (ii) 1-month LIBOR, all of which are secured by first liens on one- to four-family residential properties.

•	Distributions of interest and principal on the Senior and Subordinate Certificates identified with a “2-” in their class designation will be based on collections from the Pool 2 mortgage loans.

•
No Cross-Collateralization: There will be another pool in the trust fund; however, there will be no cross- collateralization between the pools. If the Senior Certificates relating to one Mortgage Pool have been retired, then principal payments on the mortgage loans in that Mortgage Pool will not be distributed to the remaining Senior Certificates relating to the other Mortgage Pool.

•
10% Optional Termination - Pool specific: The mortgage loans for Pool 2 may be called by ALS on any Distribution Date after the aggregate outstanding mortgage balance of the mortgage loans is less than 10% of the Cut-Off Date balance for Pool 2.

Offered Certificates

•
The Class 2-A2 Certificates are actual/360, 1-month LIBOR floating rate Certificates (the “Offered Certificates”) and will be subject to the Pool 2 Net Funds Cap. On the Closing Date, which is expected to be June 30, 2006, the Offered Certificates will settle with 5-days of accrued interest.

•
The Pool 2 Net Funds Cap is generally based on the weighted average interest rates of the Pool 2 mortgage loans net of certain fees. A variety of factors could limit the interest rates and thereby adversely affect the yield to maturity on the Offered Certificates.

•
The rights of the holders of the Pool 2 Subordinate Certificates to receive distributions of interest and principal will be subordinate to the rights of the holders of the Class 2-A1 and Class 2-A2 Certificates (the “Pool 2 Senior Certificates”), as described herein.

Non-Offered Certificates

•	The Class 2-A1 and Pool 2 Subordinate Certificates.

•
The Class 2-X and Class R Certificates are residual classes. The Class 2-X Certificates will be entitled to releases of excess interest, as described under “Interest Payment Priority” from mortgage pool 2 and the Class R Certificates are REMIC tax residuals.

•	The Class 2-P Certificates are entitled to all prepayment penalty distributions from mortgage Pool 2.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Credit Enhancement

•
Credit enhancement for the benefit of the Certificateholders will be provided by (1) Excess Interest, (2) Overcollateralization, (3) Subordination and (4) loss allocation, in each case based on the priorities of such respective mortgage pool.

•
Realized Losses on the loans in the mortgage pool in excess of available Overcollateralization and Excess Interest will have the effect of reducing amounts distributable in respect of the applicable Subordinate Certificates in reverse order of seniority before reducing amounts distributable in respect of the Class A Certificates. There will be no cross-collateralization between mortgage Pool 1 or Pool 2.

Collateral Highlights

•	The Pool 2 mortgage loans were originated by Bank of America (91.28%) and Countrywide (8.72%).

•	After the teaser period of the Option ARMs, the interest rates on the mortgage loans may adjust monthly but their monthly payments adjust annually and are not subject to periodic caps.

•	All of the Pool 2 Option ARMs will have a first payment change date which will be the first day of the month on which the thirteenth monthly payment is due and every twelve months thereafter.

•	On each Option ARM payment change date, the payment changes to the fully amortizing amount of the current interest rate, principal balance, and remaining term, subject to the payment cap.

•
For each of the Option ARMs, on each payment change date (with the exception of each fifth payment change date, the final payment change date and any payment date in which the Maximum Negative Amortization Limit has been reached), any increase in the monthly payment shall be limited to an amount no more than 7.50% of the payment amount (P&I) for the previous period. After the initial recast period of five years, the mortgage is recast every five years without provision for the payment cap.

•
The required payment for each of the Option ARMs, may also be less than the accrued interest for such mortgage loan which, under this instance, negative amortization would occur. In order to keep borrowers informed of how interest rate changes could affect their normal amortization schedule each month, the borrower is provided three Payment Options that are greater than the required minimum monthly payment as follows: (1) the amount that would cover the interest accrual for the month (the interest-only amount); (2) the amount that would amortize the mortgage loan fully at the original maturity date (the thirty year fully amortizing amount); and (3) the amount that would amortize the mortgage loan to a fifteen year maturity date (the fifteen year fully amortizing amount).

•
To the extent that the amount of interest calculated is limited by the application of the applicable Net Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of the Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the respective Net Funds Cap).

Negative Amortization

•
Since the Option ARMs are subject to Negative Amortization, the Certificates are subject to increases in their principal balances. However, the amount of negative amortization that occurs in each period with respect to the mortgage pool may be offset by principal prepayments.

•
Any negative amortization that is not offset by principal prepayments of the respective mortgage pool (“Net Deferred Interest”) will be allocated to all of the Certificates of a given Pool, pro rata, according to their respective principal amount, in reduction of the interest distributable to such Class for such Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Structure

Principal

•
The Pool 2 Subordinate Certificates will be locked-out from distributions of principal until the later of (a) the 37th Distribution Date or (b) until the Pool 2 Senior Enhancement Percentage is greater than, for each Distribution Date before July 2012, [14.75]%, and each Distribution Date thereafter, [11.80]% (the “Stepdown Date”).

•
On or after the stepdown date, provided a Trigger Event is not in effect, Pool 2 principal will be distributed to the related Class A Certificates until the applicable targeted enhancement percentage has been reached. Once the applicable targeted enhancement percentage has been reached, all principal will then be allocated sequentially to the Pool 2 Subordinate Certificates so that the credit enhancement behind each class equals the respective enhancement percentage for such class.

Interest

•	The Class 2-A1 and Class 2-A2 and the Pool 2 Subordinate Certificates will accrue interest at the rate of the applicable index plus a specified margin, subject to the Pool 2 Net Funds Cap.
•
The margin on the Class 2-A1 and Class 2-A2 Certificates will increase to 2.0 times, and the margin on the Pool 2 Subordinate Certificates will increase 1.5 times, the stated margin for such classes on each Distribution Date occurring after the date on which the 10% Optional Termination may be exercised.

•
Basis risk shortfalls will be paid on future Distribution Dates with interest on unpaid interest, to the extent of funds available, after all current interest has been paid on each class of certificates.

Subordination of Certificates
Priority of Payment

On or after the Stepdown Date (provided a Trigger Event is NOT in effect) O/C will step-down (i) prior to the Distribution Date in July 2012, two and one-half times (i.e.: 2.5x) the Target O/C percentage, and (ii) on or after the Distribution Date in July 2012, two times (i.e.: 2.0x) the Target O/C percentage, in each case, based on the current principal balance of the Mortgage Loans in Pool 2, subject to an O/C floor of [0.50]% of the Cut-off Date collateral balance.

Order of Loss Allocation

When realized losses in Pool 2 are such that the Pool 2 Overcollateralization Amount and the aggregate class certificate balance of the Pool 2 Subordinate Certificates is reduced to zero, realized losses will be allocated to the Pool 2 Senior Certificates in the following manner:

Concurrently to the Class 2-A1 Certificates and the Class 2-A2 Certificates, until each of their balance is reduced to zero

Class 2-A1 & Class 2-A2 Initial Enhancement Pct. ([5.90%])
Pool 2 Subordinates Initial Enhancement Pct. ([0.50]%)

Overcollateralization Initial upfront ([0.00]%) Target ([0.50]%)

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Summary of Terms

Cut-off Date:	June 1, 2006

Statistical Cut-off Date:	June 1, 2006

Settlement Date:	June 30, 2006

Distribution Date:	25th of each month, commencing in July 2006

Issuer:	Lehman XS Trust (“LXS”), Series 2006-10N

Trustee:	TBD

Pricing Speed:
100% PPC, where individual pricing ramps are applied to collateral based on penalty term and rate type. The approximate weighted average pricing speed is initially 10% CPR, ramping up to 45% CPR in month 13. This curve is based on individual underlying prepayment curves, and is subject to change based on final collateral composition.

Master Servicer:	Aurora Loan Services LLC (“ALS”)

Pool 2 Certificates:	“Senior Certificates”: Class 2-A1 and Class 2-A2 Certificates

“Subordinate Certificates”: Class 2-M Certificates (“Pool 2 Subordinates”)

“Certificates”: Senior, Subordinate, Class 2-X, Class 2-P and Class R Certificates

Master Servicer Fee:
The Master Servicer will be paid a monthly fee (the ‘‘Master Servicing Fee’’) equal to the investment earnings derived from principal and interest collections received on the Pool 2 mortgage loans on deposit in the Collection Account, established by the Master Servicer, and invested in certain eligible investments prior to their remittance to the Trustee on the Deposit Date.

Day Count:	Actual/360 for the Senior and Subordinate Certificates

Accrual Period:
The “Accrual Period” applicable to the Senior Certificates and the Subordinate Certificates, with respect to each Distribution Date will be the period beginning on the immediately preceding Distribution Date (or in the case of the first Distribution Date, June 25, 2006) and ending on the day immediately preceding the related Distribution Date.

Accrued Interest:	All Certificates settle with 5 days of accrued interest.

Settlement:	The Senior and Subordinate Certificates will settle with accrued interest.

Delay Days:	Zero Delay for the Senior and Subordinate Certificates.

Collection Period:
The “Collection Period” with respect to any Distribution Date is the one month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs (i.e.: 2nd day of prior month through 1st day of month of such distribution).

Registration:	All the Senior and Subordinate Certificates are book-entry form through DTC.

Minimum Denomination:	Minimum $[25,000]; increments $[1] in excess thereof for the Senior Certificate, $[100,000] with increments of $[1] in excess thereof for the Subordinate Certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Summary of Terms (Continued)

* * * * * * * * * * * * * * * * * * * * * *

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (a) avoiding penalties under the Internal Revenue Code or (b) promoting, marketing or recommending to another party any transaction or matter addressed herein.

* * * * * * * * * * * * * * * * * * * * * *

Tax Status:	REMIC for Federal income tax purposes.

SMMEA Eligibility:	The Offered Certificates will be SMMEA eligible.

ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible.

Trigger Event:	A “Trigger Event” will be in effect for the Certificates with respect to any Distribution Date if either a Delinquency Event or a Cumulative Loss Trigger Event is in effect for such Distribution Date.

Delinquency Event:
A “Delinquency Event” will be in effect for the Certificates with respect to any Distribution Date if the Rolling Three Month Delinquency Rate for the mortgage loans, in the aggregate, as of the last day of the immediately preceding month equals or exceeds, if such Distribution Date is before July 2012, TBD%, and thereafter TBD%, of the Senior Enhancement Percentage for such Distribution Date.

Rolling Three Month
Delinquency Rate:
The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Delinquency Rate:
The “Delinquency Rate” for any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Pool 2 mortgage loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the principal balance of the Pool 2 mortgage loans as of the close of business on the last day of such month.

Basis Risk Shortfall:
To the extent that the coupons on the Senior and the Subordinate Certificates are limited by the Pool 2 Net Funds Cap, that class will have a “Basis Risk Shortfall” and will be entitled to such amount. If such amounts are not paid back in the period in which they occur, interest will accrue on the balance of the Basis Risk Shortfall at the coupon for such class, calculated without respect to the Pool 2 Net Funds Cap.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Summary of Terms (Continued)

Cumulative Loss
Trigger Event:
A “Cumulative Loss Trigger Event” will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Pool 2 mortgage loans from the Cut-off Date through the last day of the related Collection Period by (y) the Pool 2 Cut-off Date Principal Balance, exceeds the applicable percentages described below with respect to such Distribution Date:

Month	Distribution Date	Loss Percentage
37-48	July 2009 thru June 2010	TBD% for the 1st month + 1/12th of TBD% for each month thereafter
49-60	July 2010 thru June 2011	TBD% for the 1st month + 1/12th of TBD% for each month thereafter
61-72	July 2011 thru June 2012	TBD% for the 1st month + 1/12th of TBD% for each month thereafter
73-84	July 2012 thru June 2013	TBD% for the 1st month + 1/12th of TBD% for each month thereafter
85-96	July 2013 and thereafter	TBD%

Targeted Percentages:
After the Stepdown Date and if a Trigger Event is not in effect, the Certificates should be paid down so that their balances conform to the following percentages of the ending collateral balance for Pool 2 for each Distribution Date:

Class	Target Percent
	Pre 7/2012	7/2012 and thereafter
A	[85.25]%	[88.20]%
2-M	[98.75]%	[99.00]%

Prior to the Stepdown Date or when a Trigger Event is in effect, the Pool 2 classes will be paid down sequentially until the aggregate Pool 2 certificate principal balance equals the target amount for pool 2.

Pool 2 Net Funds Cap:
The “Pool 2 Net Funds Cap” with respect to each Distribution Date will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the interest remittance amount for such Distribution Date for mortgage Pool 2 over any expenses of the trust associate with Pool 2 and (2) 12, and the denominator of which is the balance of the Pool 2 mortgage loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Current Interest:
For any class of Offered Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable interest rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Distribution Date.

Negative Amortization:	The excess, if any, of interest due on any Mortgage Loan in Pool 2 over the monthly payment for such Mortgage Loan.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Summary of Terms (Continued)

Carryforward Interest:
For any class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate. Carryforward Interest shall not include amounts attributable to an allocation of Deferred Interest.

Deferred Interest:	Any interest shortfall resulting from Net Negative Amortization.

Net Negative Amortization:
For any Distribution Date, the excess, if any, of (i) the Negative Amortization with respect to all mortgage loans for the calendar month prior to that Distribution Date, over (ii) the aggregate amount of prepayments in full and partial prepayments received with respect to all mortgage loans during the related Prepayment Period.

Prepayment Period:	For each Distribution Date and for a prepayment in part or in full, the calendar month immediately preceding the month in which such Distribution Date occurs.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Summary of Terms (Continued)

Interest Payment Priority:	On each Distribution Date, the Pool 2 interest remittance amount for such Distribution Date will be distributed concurrently as follows:

On Each Distribution Date, the interest remittance amount for such date will be distributed in the following order of priority:

1.	to pay the any fees of the Issuing Entity related to Pool 2;
2.
to pay Current Interest and Carryforward Interest to the Pool 2 Senior Certificates, pro-rata; provided, however, any interest shortfall resulting form Deferred Interest on the mortgage loans will be allocated to the Pool 2 Senior Certificates, as described herein;

3.
to pay Current Interest and Carryforward Interest to the Pool 2 Subordinate Certificates, sequentially; provided, however, any interest shortfall resulting form Deferred Interest on the mortgage loans will be allocated to the Pool 2 Subordinate Certificates, as described herein;

4.	to pay to the Issuing Entity, previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Pooling and Servicing Agreement;
5.	Any interest remaining will be deemed “Excess Interest” for such Distribution Date. “Excess Interest” will be distributed as principal in the following order of priority:
(i) prior to the Stepdown Date or on any Distribution Date for which a Trigger Event is in effect, sequentially as follows:
(a)	to the Pool 2 Senior Certificates, as described under “Principal Payment Priority”, until reduced to zero;
(b)	sequentially to the Pool 2 Subordinate Certificates, until reduced to zero to build and maintain the O/C Target;
(ii) on or after the Stepdown Date and on any Distribution Date for which a Trigger Event is not in effect, to the Pool 2 Senior Certificates, as described under “Principal Payment Priority” and then sequentially to the Pool 2 Subordinate Certificates to each class’s respective targeted balance;
6.	to pay concurrently to the Pool 2 Senior Certificates, in proportion to their respective Deferred Amounts, any Deferred Amounts on such class for such Distribution Date;
7.	to pay sequentially to the Pool 2 Subordinate Certificates, any Deferred Amounts on such class for such Distribution Date;
8.	to pay to the Pool 2 Senior Certificates,, in proportion to their respective shortfall amounts, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent of Excess Interest;
9.	to pay sequentially to the Pool 2 Subordinate Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent of Excess Interest;
10.	to pay any remaining amounts to the holder of the Class 2-X Certificates, to the extent of Excess Interest;

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Summary of Terms (Continued)

Principal Payment Priority:

On each Distribution Date, principal will be paid in the following order of priority until the aggregate class certificate balance of the Certificates equals the aggregate pool balance of the Mortgage Loans in Pool 2 minus the Pool 2 Overcollateralization Target Amount for the Distribution Date:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect:

1)	Sequentially to the Pool 2 Senior Certificates as follows:

i.	To the Class 2-A2 Certificates, the lesser of (x) 4,000,000 and (y) the senior principal distribution amount for Pool 2 for such Distribution Date, until its principal balance is reduced to zero;

ii.	To the Class 2-A1 Certificates until its principal balance is reduced to zero; and

iii.	To the Class 2-A2 Certificates, until its principal balance is reduced to zero.

2)	Any remaining principal will be paid to the Pool 2 Subordinate Certificates, sequentially, until their respective principal balances have been reduced to zero.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect:

1)
All principal will be paid to the Pool 2 Senior Certificates in accordance with the priority in clause I, until each such class has been reduced to zero, provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Pool 2 Senior Target Amount in the aggregate on such Distribution Date; and

2)
All remaining principal will be allocated to the Pool 2 Subordinate Certificates, sequentially, until the principal balance of each of the Pool 2 Subordinate Certificates, after giving effect to distributions on that Distribution Date, equals the respective Targeted Percentage of the ending principal balance of the mortgage loans in Pool 2 for that Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Summary of Terms (Continued)

Deferred Amount:
For any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class, and in the case of the Pool 2 Senior Certificates, together with interest thereon at the applicable interest rate.

Realized Loss:
With respect to a Distribution Date and any defaulted Mortgage Loan in Pool 2, the excess of the principal balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

Applied Realized Loss Amount:	Any Realized Loss that has been applied to a related Certificate.

Pool 2 Senior Enhancement Percentage:
With respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of (1) the numerator of which is sum of the aggregate Class Certificate Balance of the Pool 2 Subordinated Certificates and the Overcollateralization Amount for Pool 2 (which, for purposes of this definition only, shall not be less than zero) and (2) the denominator of which is the principal balance of the mortgage loans in Pool 2 for the preceding Distribution Date, in each case after giving effect to distributions on that Distribution Date.

Pool 2 Senior Target Amount:
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in July 2012, approximately [85.25]%; and (ii) thereafter, approximately [88.20]% and (2) the principal balance of the mortgage loans in Pool 2 for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the principal balance of the mortgage loans in Pool 2 for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the Overcollateralization Floor.

Pool 2 Overcollateralization Floor:	An amount equal to [0.50]% of the Cut-off Date Pool Principal Balance of the mortgage loans.

Pool 2 Overcollateralization Target Amount:
With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to approximately [0.50]% of the principal balance of the mortgage loans in Pool 2 as of the Cut-off Date and (b) on or after the Stepdown Date, the greater of (1) the lesser of (x) [0.50]% of the principal balance of the mortgage loans in Pool 2 as of the Cut-off Date and (y) the product of (i) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in July 2012, [1.25]% and thereafter, [1.00]% and (ii) of the principal balance of the mortgage loans in Pool 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period from Pool 2) and (2) the Pool 2 Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Pool 2 Overcollateralization Target Amount will be the Pool 2 Overcollateralization Target Amount as in effect for the prior Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Summary of Terms (Continued)

Pool 2 Overcollateralization Amount:
For any Distribution Date is the amount, if any, by which (x) the principal balance of the mortgage loans in Pool 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period from Pool 2) exceeds (y) the aggregate principal balances of the Certificates related to Pool 2 (after giving effect to distributions on that Distribution Date).

Subsequent Recoveries:
Any unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan in Pool 2 that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Transaction Contacts

MBS Trading and Structuring	Brendan Garvey	(212) 526-8320
	Tim Dooley	(212) 526-8320
	Jaime Arouh	(212) 526-8320

MBS Banking	Michael Hitzmann	(212) 526-5806
	Nick Stimola	(212) 526-0212
	Roderick Eschert	(212) 526-6603

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Collateral Summary

LXS 2006-10N- Group 2 Collateral Summary as of Statistical Cut-off Date

Total Number of Loans	$ 315,308,872.69	Occupancy Status
Total Outstanding Loan Balance	838	Primary Home	73.37%
Average Loan Principal Balance	$376,263.57	Investment	18.70%
Prepayment Penalty	8.63%	Second Home	7.93%
Weighted Average Coupon	6.802%
Weighted Average Original Rate	1.618%
Weighted Average Margin	2.736%	Geographic Distribution
Weighted Average Net Maximum Rate	9.791%	(Other states account individually for less than
Weighted Average Original Term (mo.)	360	4% of the Cut-off Date principal balance.)
Weighted Average Remaining Term (mo.)*	356	CA	54.01%
Weighted Average Loan Age (mo.)*	4	FL	17.30%
Current LTV >80 and MI	30.21%	IL	5.31%
Weighted Average Current LTV	71.83%
Non-Zero Weighted Average FICO	739
Payment Cap for Option ARMs	7.50%	Initial and Subsequent Caps	None
Original Months to Recast (mo.)	60

Index	1-Month LIBOR (8.72%)
	LAMA (91.28%)	Lien Position
		First	100.00%
*Calculated using the Cut-off Date of June 1, 2006.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.